Exhibit 10.1

THIS PROMISSORY INSTRUMENT (THIS “INSTRUMENT”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS INSTRUMENT HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY INSTRUMENT

Principal Amount: Up to $1,350,000	Dated as of February 3, 2023

Mercato Partners Acquisition Corporation, a Delaware corporation and blank check company (“Maker”), promises to pay to Mercato Partners Acquisition Group, LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of One Million Three Hundred and Fifty Thousand Dollars ($1,350,000) or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this Instrument on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this promissory instrument (this “Instrument”) shall be made by check or wire transfer of immediately available funds to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Instrument, subject to the rights of Payee specified in Section 8 hereof.

1. Principal. The principal balance of this Instrument shall be payable by Maker on the date (such date, the “Maturity Date”) subject to Section 15 below, (a) on which Maker consummates an initial merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”) and (b) of the liquidation of Maker. Payee understands that if a Business Combination is not consummated, this Instrument will not be repaid and all amounts owed hereunder will be contributed to Maker by payee except to the extent that Maker has funds available to it outside of its trust account established in connection with its IPO (as defined herein). The principal balance may be prepaid at any time, at the election of Maker. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2. Drawdown Requests. The principal of this Instrument may be drawn down from time to time prior to the Maturity Date upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand Dollars ($10,000), unless agreed upon in writing by Maker and Payee. Payee shall fund each Drawdown Request no later than three (3) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Instrument at any time may not exceed One Million Three Hundred and Fifty Thousand Dollars ($1,350,000). Once an amount is drawn down under this Instrument, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker. Notwithstanding the foregoing, all payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Instrument, including (without limitation) reasonable attorneys’ fees, and then to the reduction of the unpaid principal balance of this Instrument.

3. Interest. No interest shall accrue on the unpaid principal balance of this Instrument.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Instrument, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Instrument.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Instrument within five (5) business days of the date specified above.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 6(a) or Section 6(b) hereof, Payee may, by written notice to Maker, declare this Instrument to be due immediately and payable, whereupon the unpaid principal amount of this Instrument, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 6(c) or 6(d), the unpaid principal balance of this Instrument, and all other sums payable with regard to this Instrument, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Warrants. Upon consummation of a Business Combination, the Payee may utilize up to $760,000 of the aggregate unpaid principal balances of this Instrument an any similar instruments issued to Maker by Payee to acquire that number of warrants to purchase one share of Class A Common Stock, $0.0001 par value per share, of Maker (the “Working Capital Warrants”) equal to the amount so utilized divided by $1.00. The Working Capital Warrants shall be identical to the warrants issued by Maker to the Payee in a private placement concurrent with the consummation of Maker’s initial public offering (the “IPO”). Upon any such acquisition of Working Capital Warrants in connection of this Instrument, (i) such principal amount so utilized to acquire Working Capital Warrants shall be fully paid and satisfied, (ii) Payee shall surrender and deliver this Instrument, duly endorsed, to Maker or such other address which Maker shall designate, (iii) Maker shall promptly deliver a new duly executed Instrument to Payee in the principal amount that remains outstanding, if any, after any such utilization and (iv) Maker shall, at the direction of Payee, deliver to Payee (or its members or their respective affiliates or their designees) the Working Capital Warrants, which shall bear such legends as are required, in the opinion of counsel to Maker or by any other agreement between Maker and Payee and applicable state and federal securities laws. For the avoidance of doubt, to the extent Payee does not utilize the unpaid principal balance of the Instrument to acquired Working Capital Warrants upon consummation of a Business Combination, Payee will receive the payment owed upon the Maturity Date in exchange for this Instrument, as provided herein. Maker and Payee will cooperate to characterize and report the arrangements contemplated by this Agreement in a manner that is tax-efficient for Payee for income tax purposes.

8. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Instrument waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Instrument, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Instrument, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9. Enforcement Costs. In case any principal of this Instrument is not paid when due, Maker shall be liable for all costs of enforcement and collection of this Instrument incurred by the Payee, including but not limited to reasonable attorneys’ fees and expenses.

10. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Instrument and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Instrument, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder. Any failure of the Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Payee may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.

11. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail. As of the date of this Instrument, the following addresses are designated for notice: Maker, 2750 E. Cottonwood Parkway, Suite #500, Cottonwood Heights, Utah 84121, Attn: Scott Klossner, email: sklossner@mercatopartners.com; Payee: 2750 E. Cottonwood Parkway, Suite #500, Cottonwood Heights, Utah 84121, Attn: Scott Klossner, email: sklossner@mercatopartners.com.

12. Construction. THIS INSTRUMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INSTRUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLE AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEAR AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS INSTRUMENT SHALL AFFECT ANY RIGHT THAT THE PAYEE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT AGAINST MAKER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION. MAKER WAIVES

PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO MAKER AT ITS ADDRESS SET FORTH IN SECTION 12 OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE PAYEE’S RECORDS AS THE ADDRESS OF MAKER. IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, THE PAYEE AND THE MAKE WAIVE TRIAL BY JURY, AND EACH OF MAKER AND PAYEE WAIVES (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

13. Severability. Any provision contained in this Instrument which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Trust Waiver. Notwithstanding anything herein to the contrary, but subject to the following sentence of this Section 15, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) (including the deferred underwriters discounts and commissions) established in which the proceeds of the IPO conducted by Maker and the proceeds of the sale of the warrants issued in a private placement that occurred prior to the closing of the IPO were deposited, as described in greater detail in Maker’s Registration Statement on Form S-1 (333-260219) filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. Notwithstanding the foregoing, the Payee does not waive any Claims and does not waive its rights to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for distributions of remaining funds released to Maker from the Trust Account following redemptions or other distributions to Maker’s public stockholders.

15. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and the Payee.

16. Assignment. No assignment or transfer of this Instrument or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Instrument to be duly executed by the undersigned as of the day and year first above written.

MERCATO PARTNERS ACQUISITION CORPORATION, a Delaware corporation

By:	/s/ Scott Klossner
Name: Scott Klossner
Title: Chief Financial Officer

Accepted and agreed this 3rd day of February, 2023

MERCATO PARTNERS ACQUISITION GROUP, LLC, a Delaware limited liability company

SOLE MEMBER:

Bullfrog Bay Trust

By:	/s/ Diane Warnock
Name:	Diane Warnock
Title:	Trustee

[Signature Page to Promissory Instrument]